Exhibit 99

Leon Garfinkle, Senior Vice President and General Counsel
Optimal Robotics
(514) 738-8885
leong@optimal-robotics.com

David Schwartz, Chief Financial Officer,
Terra Payments Inc.,
(514) 380-2730,
david@terrapayments.com

FOR IMMEDIATE RELEASE

                  Optimal Robotics and Terra Payments to Merge

      o Strategic Combination Designed to Create Long-Term Shareholder Value, Greater Business Opportunities, More Balanced Business Mix and Enhanced Scale

      o Companies To Enhance Growth And Profitability By Leveraging Combined Operations With Strong Balance Sheet

      o Terra Payments Management To Stay in Place; Terra Payments Name to Change to Optimal Payments

Montreal, January 20, 2004----Optimal Robotics Corp. (NASDAQ: OPMR) and Terra Payments Inc. (TSX: TPI) today announced that they have agreed to merge in a strategic business combination that will add parallel business opportunities to each company with a superior platform for enhanced growth and profitability. With a strong balance sheet and more balanced and stable revenue streams resulting from the combination, the combined entity will be better positioned to achieve greater long-term financial performance as well as to increase shareholder value in the future.

Optimal Robotics is a leading North American provider of self-checkout systems to retailers and, through Optimal Services Group, provides a broad scope of depot and field services to retail, financial services and other third-party accounts. Optimal has a strong IT infrastructure with over 800 software and hardware professionals. Optimal is headquartered in Montreal with principal facilities in upstate New York, Santa Ana, California and operations throughout North America.

Terra Payments is a growing presence in the payment processing industry and provides technology and services that businesses require to accept credit card, electronic check and direct debit payments. Terra Payments processes credit card payments for non-face-to-face transactions, including mail-order/telephone-order, online gaming and other online merchants, as well as for retail point-of-sale merchants. Terra Payments also processes checks and direct debits online and by telephone. It is headquartered in Montreal with operations throughout North America and in the United Kingdom.

The merger agreement, which has been unanimously approved by the Boards of Directors of each company, provides for a stock-for-stock merger in which .4532 shares of Optimal common stock will be exchanged for each share of Terra common stock and will result in existing Terra shareholders owning approximately 1/3 of the combined company.

Under the agreement, Terra will become a wholly-owned subsidiary of Optimal and be renamed Optimal Payments. As well, Terra's senior management team will remain in place. Mitch Garber, the President and CEO of Terra, will become President and CEO of Optimal Payments and will also be Executive Vice President of Optimal. Steve Shaper, the Chairman of Terra Payments and the former President and CEO of

Telecheck, Inc., a world leader in check processing, will become Chairman of Optimal Payments. Doug Lewin, the Executive Vice President of Terra Payments, will remain in that position at Optimal Payments and will become Senior Vice President of Optimal. The remaining senior management team of Terra Payments will continue to hold their respective titles in the renamed Optimal Payments.

Following completion of the transaction, two nominees of Terra will be appointed to the Board of Directors of the combined entity. Terra intends to appoint Steve Shaper, its current Chairman, and Tommy Boman, the former Vice Chairman of IMS International and a current board member of Terra. As part of this transaction, Leon P. Garfinkle, the Senior Vice President and General Counsel of Optimal, will resign his Board seat. As a result, the combined companies' Board of Directors will be composed of nine individuals, of which a majority will be independent directors.

The Terra and Optimal Boards of Directors have each determined that the proposed transaction is in the best interests of Terra and Optimal, respectively, and their respective shareholders and have agreed to recommend to shareholders that they approve the transaction. The merger agreement provides for the payment of a termination fee by Terra and Optimal in certain circumstances. The completion of the transaction is subject to certain conditions, including approval of the shareholders of both companies and regulatory approvals. The transaction is expected to be completed by mid-April 2004.

"We are excited about the Terra payments processing business and the management team that will be joining Optimal", said Holden L. Ostrin, Co-Chairman of Optimal. "Mitch Garber, Steve Shaper and the rest of the Terra management team have done an excellent job in establishing a solid processing platform and making it the quality organization that it is today." Mr. Ostrin continued, "We believe that adding the Terra business will strengthen and broaden Optimal's business segments while, at the same time, reducing the business uncertainties of each company. We are committed to using Optimal's financial strength to further invest in Terra's business and to pursue other payment processing opportunities. We will also continue to monitor Optimal's business activities and take advantage of transactional opportunities that may arise that can enhance long-term profitability and shareholder value."

Neil S. Wechsler, Co-Chairman and CEO of Optimal, added, "This transaction is consistent with our long-term goals and meets our strategy of pursuing higher margin opportunities as well as leveraging our strong balance sheet to enhance shareholder value." Mr. Wechsler added, "Combined with Optimal's resources, we are confident that Terra's management will be able to build their business to higher levels and more quickly than they would as a stand-alone entity. We are excited about the combination and we are looking forward to working together as a team and to the long-term opportunities that this transaction presents."

"Optimal brings a powerful balance sheet, broad IT infrastructure and talented management to the Terra business that will allow us to accelerate the growth, diversification and development of the payment processing business", said Mitch Garber, President and CEO of Terra Payments. "Optimal has a strong commitment to use its balance sheet to enable Terra's management to further build the payments business and to compete in a more meaningful way and on a broader scale." Mr. Garber continued, "Our industry is rapidly consolidating and we believe that to capitalize on the significant opportunities available to us, and to accelerate our diversification efforts, we need access to greater financial strength and to the U.S. capital markets."

Steve Shaper, Chairman of Terra Payments, added, "This combination provides us with an excellent platform to achieve the growth that Terra and its infrastructure is capable of supporting. The go-forward payments strategy of processing portfolio acquisitions combined with the organic growth of check processing creates exciting vertically-integrated revenue and gross margin opportunities." Mr. Shaper continued, "We believe this combination will give shareholders greater opportunity to realize medium- and long-term shareholder value."

McColl Partners, an investment banking firm based in Charlotte, North Carolina and headed by Hugh McColl, the former Chairman and CEO of Bank of America, has rendered a fairness opinion to the Board of Directors of Terra Payments.

Optimal and Terra Payments will hold a combined conference call today, January 20, 2004 at 10am (EST) to discuss the transaction. It is intended for the conference call's question and answer session to be limited to institutional analysts and investors. The call can also be heard as an audio webcast via Optimal's website at www.opmr.com. As well, Optimal and Terra invite retail brokers and individual investors to hear the conference call replay by dialing 1-800-408-3053---Pass Code: 1524274#. The replay may be heard beginning at 2pm
(EST) on January 20, 2004 and will be available for 5 business days.

Optimal Robotics Corp. (NASDAQ: OPMR) is a leading North American provider of self-checkout systems to retailers and depot and field services to retail, financial services and other third-party accounts. Optimal has approximately 1,000 employees, which includes approximately 800 software and hardware professionals, and facilities in upstate New York; Santa Ana, California; Toronto, Ontario; and Montreal, Quebec and operations throughout North America. For more information about Optimal, visit the company's website at http://www.opmr.com/.

Terra Payments Inc. (TSX: TPI) is a growing presence in the payment processing industry with approximately 100 employees. Terra Payments provides technology and services that businesses require to accept credit card, electronic check and direct debit payments. Terra Payments processes credit card payments for internet businesses including licensed online gaming, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. Headquartered in Montreal, Quebec, Terra Payments has operations in Canada, the United States and the United Kingdom. For more information about Terra, visit the company's website at www.terrapayments.com.

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements may include projecting revenue and profit growth, and statements expressing comfort with analysts' earnings estimates. These forward-looking statements are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause Optimal's and Terra Payments', respectively, actual results to differ materially.

These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our product and services, control of costs and expenses, domestic and international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Optimal with the Securities and Exchange Commission and by Terra Payments with the applicable Canadian provincial securities commissions. Optimal and Terra Payments, respectively, each disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.